Exhibit 32.1

Section 1350 Certification

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Kimco Realty Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:

  (i)  the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 3, 2012
/s/ David B. Henry
David B. Henry
Chief Executive Officer

Date: August 3, 2012
/s/ Glenn G. Cohen
Glenn G. Cohen
Chief Financial Officer